AMENDMENT NO. 1
                                                                         TO
                                                      TITLE XI RESERVE FUND
                                                    AND FINANCIAL AGREEMENT

                                                               CONTRACT NO.
                                                                   MA-12953







































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                                                      Contract No. MA-12953





                                   AMENDMENT NO. 1

                                          TO

                                       TITLE XI

                         RESERVE FUND AND FINANCIAL AGREEMENT

               This Amendment No. 1 to Title XI Reserve Fund and Financial Agreement ("Amendment No. 1") dated as of August 22, 1996, between Avondale Industries, Inc., a Louisiana corporation (the "Company"), and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (successor by operation of law to the Secretary of Commerce, acting by and through the Assistant Secretary of Commerce for Maritime Affairs) (the "Secretary"), pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended.

                                       RECITALS

               A. The Company and the Secretary entered into that certain Title XI Reserve Fund and Financial Agreement, dated as of February 9, 1995 (the "Original Agreement"), in connection with the financing of the Company's shipyard modernization project; and

               B. The Company and the Secretary desire to amend the Original Agreement to reflect modifications to certain covenants contained in the Original Agreement.

               NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE FIRST

                         ADDITIONS, DELETIONS AND AMENDMENTS

               1. Concerning Article Third of the Special Provisions of the Agreement. Article Third of the Special Provisions to the Agreement is hereby amended as follows:


                    (a)  Concerning Section 13 of Exhibit 1:

                         (1) Concerning Subsection 13 (b)(12). Subsection 13(b)(12) of Exhibit 1 hereto is amended by deleting
                    the   word   "and"   before   the  number  "(iii)"  and
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                    substituting a comma therefor,  and,  after  the number
                    "(iii)"   deleting  the  rest  of  the  subsection  and
                    inserting the following in lieu thereof:

                         "(A) mortgages,      liens,     security
                         interests,   charges   or   encumbrances
                         (hereinafter a *Lien*) on  any  property
                         or  other  assets of the Company of  the
                         type that are  subject  to a Lien on the
                         date  hereof (whether or not  such  Lien
                         may subsequently  be  released  and then
                         regranted   and   whether  or  not  such
                         property or assets  now  exists  or  may
                         hereafter    arise)   other   than   the
                         Security, the  Increased  Security,  the
                         Premises   and   the   Shipyard  Project
                         (hereinafter referred to collectively as
                         the  *Secretary's Collateral*)  and  (B)
                         Liens  on  the  proceeds and products of
                         any such property  or assets (other than
                         the    Secretary's   Collateral),    any
                         property  or  assets  acquired  with the
                         proceeds of or in exchange for any  such
                         property   or  assets  (other  than  the
                         Secretary's Collateral), or the accounts
                         receivable  generated   from   any  such
                         property   or  assets  (other  than  the
                         Secretary's  Collateral), and (iv) Liens
                         to  secure indebtedness  or  obligations
                         incurred  to  extend,  refinance, renew,
                         replace   or   refund   (or   successive
                         extensions,    refinancings,   renewals,
                         replacements  or   refundings   of)  any
                         indebtedness  or obligations secured  by
                         any  Lien  permitted  by  the  foregoing
                         clause (iii)  so  long as such Lien does
                         not   extend   to  any  other   property
                         (including,  without   limitation,   the
                         Secretary's Collateral.

                         Notwithstanding  any  other provision of
                         this subsection 13(b)(12),  the  Company
                         shall not consummate the Disposition  or
                         Lien   permitted   hereby  if  it  would
                         adversely  affect the  priority  of  the
                         Secretary's  security  interests  in the
                         Secretary's   Collateral   or   in  that
                         certain   drydock   designated  Avondale
                         Drydock, having Official Number 568190."

                         (2) Concerning Subsection 13(c)(6). The provisions of Subsection 13(c)(6) of Exhibit 1 hereto are hereby amended and restated in their entirety to read as follows:

                         "Enter into any merger or consolidation or convey, sell, lease, transfer or dispose of (hereinafter a *Disposition*) or mortgage, grant a security interest in, lien or otherwise encumber (hereinafter, a *Lien*) any substantial portion of its properties or assets. The foregoing restriction, however, shall not apply to (i) (A) Liens on any property or other assets of the Company of the type that are subject to a Lien on the date hereof (whether or not such Lien may subsequently be released and then regranted and whether or not such property or assets now exists or may hereafter arise) other than the Security, the Increased Security, the Premises and the Shipyard Project (hereinafter referred to collectively as the *Secretary's Collateral*) and (B) Liens on the proceeds and products of any such property or assets (other than the Secretary's Collateral), any property or assets acquired with the proceeds of or in exchange for any such property or assets (other than the Secretary's Collateral) or the accounts receivable generated from any such property or assets (other than the Secretary's Collateral), and (ii) Liens to secure indebtedness or obligations incurred to extend, refinance, renew, replace or refund (or successive extensions, refinancings, renewals, replacements or refundings of) any indebtedness or obligations secured by any Lien permitted by the foregoing clause (i) so long as such Lien does not extend to any other property (including, without limitation, the Secretary's Collateral), and (iii) any Disposition of or Lien on property or assets of the Company (and, in the case of Liens, any extension, refinancing, renewal, replacement or refundings of the indebtedness or other obligations secured by such Liens), provided that (A) after giving effect to any such Disposition or Lien the Net Book Value (as defined below) of the aggregate of all of the assets that have been the subject of any Disposition or Lien (excluding the assets subject to the Liens permitted by clauses (i) and (ii) above) during the immediately prior 12 month period does not exceed an amount equal to 10 percent of the sum of the total Net Book Value of all of the Company's assets (excluding the assets subject to the Liens permitted by clauses (i) and (ii) above) as indicated on the most recent audited annual financial statement required to be submitted pursuant to Section 14 hereof, (B) the
                         Company retains the proceeds of (x) the Disposition or (y) the indebtedness or other obligations secured by the Lien for use in accordance with the Company's regular business activities, including without limitation, the repayment of indebtedness of the Company and (C) the Disposition or Lien is not otherwise prohibited by subsection 13(c)(2) above. *Net Book Value* is defined as the original book value of an asset less depreciation calculated on a straight line basis over its useful life.

                         Notwithstanding clause (iii) of this subsection 13(c)(6), the Company shall not consummate the Disposition or Lien permitted by such provision without the prior written consent of the Secretary if the Company has not, prior to the time of such Disposition or Lien, submitted to the Secretary the financial statement required by Section 14 hereof, and any attempt to so consummate such Disposition or Lien absent such approval shall be null and void ab initio.

                         Notwithstanding any other provision of this subsection 13(c)(6), the Company shall not consummate the Disposition or Lien permitted hereby if it would adversely affect the priority of the Secretary's security interests in the Secretary's Collateral or in that certain floating drydock designated Avondale Drydock, having Official Number 568190."

                                    ARTICLE SECOND

                                     COUNTERPARTS

               This Amendment No. 1 may be executed in any number of counterparts. Each of said counterparts shall be deemed to be an original, but together shall constitute but one and the same instrument.

                                    ARTICLE THIRD

                                      AMENDMENT

               The Original Agreement, as amended and supplemented by this Amendment No. 1, is in all respects confirmed and shall remain in full force and effect.


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               IN  WITNESS  WHEREOF, this Amendment No. 1 has been executed by the parties hereto on the day and year first above written.


                                     AVONDALE INDUSTRIES, INC., as Shipowner

                                     By: /s/ THOMAS M. KITCHEN
                                     _________________________________________
                                     Thomas M. Kitchen, Vice President


ATTEST:

/s/ BL HICKS
_____________________________
Assistant Secretary


                                     UNITED STATES OF AMERICA
                                     DEPARTMENT OF TRANSPORTATION

                                     BY: MARITIME ADMINISTRATOR

                                     By: /s/ JOEL C. RICHARD
                                     _________________________________________
                                     Secretary, Maritime Administration


ATTEST:

/s/ PATRICIA E. BYRNE
_____________________________
Assistant Secretary
Maritime Administration